                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:            SANDY FRUHMAN - MEDIA  (713) 497-3123
                                    DAN HANNON - INVESTORS (713) 497-6149

FOR IMMEDIATE RELEASE:              JANUARY 30, 2003


                     RELIANT RESOURCES REPORTS 2002 EARNINGS


HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) reported a loss of $112 million, or $0.39 per diluted share, for the fourth quarter of 2002, compared to net income for the same period of 2001 of $33 million, or $0.11 per diluted share. Excluding special items detailed in the tables below, the loss in the fourth quarter of 2002 was $60 million, or $0.21 per diluted share, compared to earnings of $1 million for the same period in 2001.

Reliant Resources' 2002 fourth-quarter loss before special items reflected a decline in wholesale earnings due to continued weakness in the wholesale markets, lower mark-to-market gross margin, a non-cash reduction of gross margin related to an adjustment of the Orion Power Holdings purchase price allocation and an increase in reserves for California refunds. Additionally, the company incurred an increase in interest expense, primarily associated with Orion Power Holdings. These items were partially offset by continued strong performance in the company's retail electric operations in Texas following the start of full retail competition in January 2002 and contributions from the Orion Power Holdings assets, which were acquired in February 2002.

For the full year 2002, income before the cumulative effect of accounting change was $221 million, or $0.76 per diluted share, compared to $554 million, or $2.00 per diluted share, for the same period in 2001. Excluding special items detailed in the tables below, income in 2002 was $358 million, or $1.23 per diluted share, compared to $605 million, or $2.18 per diluted share, for the same period in 2001.

Reliant Resources' 2002 earnings before special items declined due to reduced earnings from the wholesale segment, reflecting weak wholesale energy market conditions, reduced mark-to-market gross margin, a non-cash reduction of gross margin related to an adjustment of the Orion Power Holdings purchase price allocation, and expenses associated with plant cancellations, a plant closure and severance costs. Partially offsetting these declines were the strong performance of the company's retail electric operations in Texas and contributions from Orion Power Holdings.

"While 2002 was a very challenging year for our company and our shareholders, our retail business in Texas buoyed the company in a very difficult wholesale market environment," said Steve Letbetter, chairman and CEO. "We have sharpened our strategic focus and reduced our cost structure to align the company with the commercial opportunities in today's market. In October, we refinanced our Orion bank debt for an additional three-year term. With respect to our U.S. and European bank debt, we have launched restructuring proposals to the respective bank groups. I would note that the approval of 100 percent of the lenders involved in these facilities is required to complete the transactions," Letbetter added, "We are working to position the company to survive the trough period in the business cycle and to benefit from future improvements in wholesale market conditions."

                           SPECIAL ITEMS DURING 2002
                     $(millions, except per share amounts)


                                                                                                   Twelve Months Ended
                                                                 4th Quarter                           December 31,
                                                        ------------------------------------------------------------------------
                                                        Before      After       Per Diluted  Before       After      Per Diluted
              Description                                Tax         Tax          Share       Tax          Tax          Share
--------------------------------------------------------------------------------------------------------------------------------
(Loss) income before cumulative effect of
accounting change                                           --     $  (112)     $ (0.39)          --      $   221      $  0.76

Special items:(1)
Retail Energy - accrual for payment to
CenterPoint Energy(2)                                  $    39     $    25      $  0.09      $   128      $    80      $  0.27

Wholesale Energy - turbine impairment(3)                    --          --           --           37           24         0.08

European Energy - gain on settlement of
stranded cost contracts(4)                                  --          --           --         (109)         (71)       (0.24)

Other Operations - impairment of venture
capital investments(5)                                      27          27         0.09           32           30         0.10

Other Operations - non-cash pension and post-
retirement benefit accounting settlement(6)                 --          --           --           47           29         0.10

Income Taxes - tax accrual on future
distributions from European investment(7)                   --          --           --           45           45         0.16
                                                       -------     -------      -------      -------      -------      -------

Subtotal of special items                              $    66     $    52      $  0.18      $   180      $   137      $  0.47
                                                       -------     -------      -------      -------      -------      -------
(Loss) income before cumulative effect of
accounting change and special items                         --     $   (60)     $ (0.21)          --      $   358      $  1.23

(1) Management believes that excluding special items provides useful information to better understand Reliant Resources' results of operations, ongoing business performance and prior earnings guidance.

(2) Texas deregulation legislation requires an affiliated retail electric provider to make a payment in 2004, not to exceed $150 per customer, if 40 percent of the residential and small commercial customers' load in the affiliated transmission and distribution utility's service territory has not switched to an alternative electric provider by the end of 2003. The payment is individually calculated for the two customer classes. During 2002, Reliant Resources recorded $128 million of the payment the company expects to make to CenterPoint Energy in 2004. Reliant Resources currently estimates the total payment will be $155 million to $185 million, and it will record the remainder of the estimated obligation in 2003 as the related revenues are recognized. Reliant Resources does not anticipate making a payment for the small commercial customer class.

(3) Reliant Resources recorded a $37 million impairment charge related to 2 combustion turbines, 1 steam turbine and 2 heat recovery steam generators.

(4) Reliant Resources recorded a net gain of $109 million due to the amendments of two stranded cost power supply contracts which made them market conforming. This gain reduced the previously recorded reserve for the stranded cost contracts.

(5) The $32 million impairment charge related to certain venture capital investments of Reliant Resources. The cumulative book value of the company's venture capital investments after the impairment charge is approximately $40 million.

(6) The $47 million non-cash pension and post-retirement benefit accounting settlement charge was related to Reliant Resources' spin-off from CenterPoint Energy.

(7) Reliant Resources recorded a $45 million tax liability for taxes to be paid on future cash distributions from the company's interest in NEA. NEA, which was the coordinating body for the Dutch electric generating sector prior to the start of wholesale competition, is in the process of being dissolved.

                           SPECIAL ITEMS DURING 2001
                     $(millions, except per share amounts)



                                                                                                Twelve Months Ended
                                                              4th Quarter                           December 31,
                                                   ------------------------------------------------------------------------
                                                                               Per                                    Per
                                                    Before       After       Diluted      Before        After       Diluted
            Description                              Tax          Tax         Share         Tax          Tax         Share
----------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of
accounting change
                                                        --      $    33      $  0.11           --      $   554      $  2.00

Special items:(1)
All segments - cease goodwill
amortization(2)
     Retail Energy                                 $     1      $     1           --      $     3      $     3      $  0.01
     Wholesale Energy                                    1            1           --            4            4         0.01
     European Energy                                     5            5         0.03           24           24         0.09
     Other Operations                                   --           --           --            1            1           --

European Energy - gain related to
valuation of company's interest in NEA(3)               --           --           --          (51)         (51)       (0.18)

European Energy - gain on stranded cost
indemnification settlement(4)                          (37)         (37)       (0.13)         (37)         (37)       (0.13)

Other Operations - charge for redesign of
benefit plans preparing for spin-off from
CenterPoint Energy(5)                                   --           --           --          100           65         0.23

Other Operations - charges related to
exiting telecommunications business(6)                  21           16         0.05           54           42         0.15

Reversal of tax accrual on valuation gain
related to the company's interest in NEA(3)            (18)         (18)       (0.06)          --           --           --
                                                   -------      -------      -------      -------      -------      -------

Subtotal of special items                          $   (27)     $   (32)     $ (0.11)     $    98      $    51      $  0.18
                                                   -------      -------      -------      -------      -------      -------

Income before cumulative effect of
accounting change and special items                     --      $     1           --           --      $   605      $  2.18

(1) Management believes that excluding special items provides useful information to better understand Reliant Resources' results of operations, ongoing business performance and prior earnings guidance.

(2) Consistent with SFAS No. 142, "Goodwill and Other Intangibles", effective January 1, 2002, Reliant Resources ceased amortizing goodwill and performs periodic reviews of its goodwill to determine whether an impairment is necessary.

(3) Reliant Resources recorded a $51 million, pre-tax gain related to the valuation of the company's interest in NEA, which was the coordinating body for the Dutch electric generating sector prior to the start of wholesale competition. In the fourth quarter of 2001, the company received notification that the gain would not be taxable and the company reversed its previously booked tax liability of $18 million.

(4) Reliant Resources recorded a gain related to the settlement of the indemnification of stranded cost contracts to the company by the former shareholders of its European Energy subsidiary of $37 million.

(5) Reliant Resources recorded a $100 million charge relating to the redesign of benefit plans in anticipation of the company's separation from CenterPoint Energy.

(6) Reliant Resources recorded a total of $54 million in charges related to restructuring and write-offs of its telecommunications business.

                EARNINGS (LOSS) BEFORE INTEREST AND TAXES (EBIT)
                                  $ (millions)


                                                                     Twelve Months Ended
                                                   4th Quarter            December 31,
                                     ------------------------------------------------------
                                               2002         2001        2002         2001
-------------------------------------------------------------------------------------------
As reported:
Retail Energy                                $    31      $     0      $   520      $   (13)
Wholesale Energy                                 (99)         (21)         165          908
European Energy                                   15           34          126          113
Other Operations                                 (24)         (11)         (80)        (158)
                                             -------      -------      -------      -------
Total reported EBIT                          $   (77)     $     2      $   731      $   850

Special items:(1)
Retail Energy                                $    39      $     1      $   128      $     3
Wholesale Energy                                  --            1           37            4
European Energy                                   --          (32)        (109)         (64)
Other Operations                                  27           21           79          155
                                             -------      -------      -------      -------
Total special items                          $    66      $    (9)     $   135      $    98

EBIT before special items:
Retail Energy                                $    70      $     1      $   648      $   (10)
Wholesale Energy                                 (99)         (20)         202          912
European Energy                                   15            2           17           49
Other Operations                                   3           10           (1)          (3)
                                             -------      -------      -------      -------
Total EBIT before special items              $   (11)     $    (7)     $   866      $   948
                                             -------      -------      -------      -------

(1) Management believes that excluding special items provides useful information to better understand Reliant Resources' results of operations, ongoing business performance and prior earnings guidance.

                            SEGMENT EARNINGS DETAILED

RETAIL ENERGY

The company's retail energy segment produced EBIT before special items of $70 million in the fourth quarter of 2002, compared to $1 million of EBIT before special items in the fourth quarter of 2001. For the full year 2002, the retail energy segment produced EBIT before special items of $648 million, compared to a loss before interest, taxes and special items of $10 million in 2001.

The opening of the Texas retail electricity market to competition in January 2002 was the primary driver of the increase in retail EBIT. As the designated affiliated retail electric providers in the Houston area, Reliant Energy Retail Services and Reliant Energy Solutions began serving approximately 1.7 million residential, commercial, industrial and institutional customers when the Texas retail electricity market opened to full competition in January 2002. These two units also began acquiring customers in other parts of Texas that are open to competition.

Effective for new transactions on or after October 26, 2002, the company discontinued the use of mark-to-market accounting for earnings from large commercial, industrial and institutional contracted customers under new accounting guidance issued by the Emerging Issues Task Force (EITF Issue No. 02-03). The earnings from these contracted customers will be recognized in future periods as the related volumes are delivered. The company estimates that the reported EBIT was approximately $15 million lower than would have been recognized under mark-to-market accounting for the fourth quarter of 2002.

WHOLESALE ENERGY

The wholesale energy segment reported a loss before interest and taxes of $99 million in the fourth quarter of 2002, compared to a loss before interest, taxes and special items of $20 million in the fourth quarter of 2001. For the full year 2002, the wholesale energy segment produced EBIT before special items of $202 million, compared to $912 million for 2001.

The increased fourth-quarter loss was primarily due to continued weakness in wholesale energy market conditions and lower mark-to-market gross margin. In addition, the company recorded a $45 million, non-cash reduction of gross margin related to an adjustment of the Orion Power Holdings purchase price allocation, a $30 million net increase in receivable reserves related to the California operations and severance charges of $8 million. Partially offsetting the declines were earnings from Orion Power Holdings, which was acquired in February 2002, business interruption insurance proceeds of $21 million related to the El Dorado and Coolwater power plants, and the absence of reserves related to Enron of $68 million, which were recorded in the fourth quarter of 2001.

Weak wholesale energy market conditions and lower mark-to-market gross margin contributed to the decrease in full-year earnings. Additionally, the company recorded $20 million in charges associated with employee severance costs, a $15 million write-off due to the closure of the Warren power plant located in Pennsylvania and a $17 million charge associated with the cancellation of power plant development projects. These factors were partially offset by contributions from Orion Power Holdings, business interruption insurance proceeds of $33 million related to the El Dorado and Coolwater power plants, and the absence of $68 million of reserves related to Enron mentioned above.

EUROPEAN ENERGY

The European energy segment produced EBIT of $15 million in the fourth quarter of 2002 compared to $2 million of EBIT before special items in the same period of 2001. Earnings in the fourth quarter of 2002 include a $6 million reserve related to the bankruptcy of TXU's European business while earnings in the fourth quarter of 2001 included a $17 million reserve related to Enron.

For the full-year 2002, the European energy segment produced EBIT before special items of $17 million, compared to 2001 EBIT before special items of $49 million. In addition to the reserves mentioned above, 2002 EBIT was adversely impacted by unplanned plant outages totaling $10 million and reorganization costs of $8 million. Additionally, 2001 EBIT included a $30 million efficiency and energy payment from NEA, which was not repeated in 2002.

OTHER OPERATIONS

The company's other operations segment recorded EBIT before special items of $3 million for the fourth quarter of 2002 compared to EBIT before special items of $10 million in the fourth quarter of 2001.

For the full year 2002, the other operations segment had a loss before interest, taxes and special items of $1 million, compared to a loss of $3 million for 2001.

                                OUTLOOK FOR 2003

Reliant Resources is maintaining its guidance for 2003 net income of between $0.90 and $1.10 per diluted share. This guidance excludes the impact of transitioning from mark-to-market to accrual accounting as required by EITF Issue No. 02-03 and the accruals for payment to CenterPoint Energy under Texas deregulation legislation.

                       WEBCAST OF EARNINGS CONFERENCE CALL

Reliant Resources has scheduled its fourth-quarter 2002 earnings conference call for Thursday, January 30, 2003, at 10:00 a.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call.

Reliant Resources, based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company has approximately 21,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and approximately 3,500 megawatts of power generation in operation in Europe. At the retail level, Reliant Resources provides a complete suite of energy products to electricity customers in Texas ranging from residences and small businesses to large commercial, institutional and industrial customers. For more information, visit our web site at www.reliantresources.com.

                                      *****

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not strictly relate to historical or current facts. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. Our actual results may differ from those expressed or implied by our forward-looking statements as a result of legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, our access to capital and the results of our financing and refinancing efforts, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the SEC. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                    Reliant Resources, Inc. and Subsidiaries
                      Statements of Consolidated Operations
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                     Quarter Ended December 31,    Twelve Months Ended December 31,
                                                                    ----------------------------   --------------------------------
                                                                        2002            2001            2002            2001
                                                                    ------------    ------------    ------------    ------------
REVENUES:
Revenues                                                            $  2,133,961    $    766,235    $ 11,354,786    $  6,121,242
Trading margins                                                            7,881          57,958         298,912         369,436
                                                                    ------------    ------------    ------------    ------------
Total                                                                  2,141,842         824,193      11,653,698       6,490,678
                                                                    ------------    ------------    ------------    ------------

EXPENSES:
Fuel and cost of gas sold                                                359,741         231,068       1,442,784       1,975,674
Purchased power                                                        1,318,356         319,498       7,380,814       2,509,045
Accrual for payment to CenterPoint Energy, Inc.                           39,300              --         128,300              --
Operation and maintenance                                                229,516         107,552         903,138         494,286
General, administrative and development                                  160,225          96,304         664,030         503,150
Depreciation                                                              81,201          55,804         385,066         152,479
Amortization                                                              35,896          11,616          50,858          94,285
                                                                    ------------    ------------    ------------    ------------
Total                                                                  2,224,235         821,842      10,954,990       5,728,919
                                                                    ------------    ------------    ------------    ------------
OPERATING (LOSS) INCOME                                                  (82,393)          2,351         698,708         761,759
                                                                    ------------    ------------    ------------    ------------

OTHER (EXPENSE) INCOME:
(Losses) gains from investments, net                                     (26,708)          7,025         (24,215)         22,040
Income (loss) of equity investment of unconsolidated subsidiaries         12,354          (9,042)         22,617          57,440
Other, net                                                                19,345           1,738          33,426           8,890
Interest expense                                                         (95,227)        (11,048)       (304,201)        (63,268)
Interest income                                                           18,938           8,285          38,431          26,645
Interest income - affiliated companies, net                                   --           4,589           4,754          12,477
                                                                    ------------    ------------    ------------    ------------
Total other (expense) income                                             (71,298)          1,547        (229,188)         64,224

(LOSS) INCOME BEFORE INCOME TAXES                                       (153,691)          3,898         469,520         825,983
INCOME TAX (BENEFIT) EXPENSE                                             (41,641)        (29,382)        248,505         271,594
                                                                    ------------    ------------    ------------    ------------
(LOSS) INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE             (112,050)         33,280         221,015         554,389
Cumulative effect of accounting change, net of tax                            --              --        (233,600)          3,062
                                                                    ------------    ------------    ------------    ------------
NET (LOSS) INCOME                                                   $   (112,050)   $     33,280    $    (12,585)   $    557,451
                                                                    ============    ============    ============    ============


Beginning in the third quarter of 2002, we began reporting mark-to-market gains and losses on energy trading contracts net in the statement of operations whether or not settled physically pursuant to Emerging Issues Task Force No. 02-03, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities". Comparative financial statements for prior periods have been reclassified to conform to this presentation. The effect of reporting mark-to-market gains and losses on energy trading contracts net was a reduction in (a) revenues, (b) fuel and cost of gas sold and (c) purchased power by $5.0 billion, $2.3 billion and $2.7 billion, respectively, for the three months ended December 31, 2001 and by $24.6 billion, $13.2 billion and $11.4 billion, respectively, for the year ended December 31, 2001. This change did not effect gross margins, operating income or net income. These trading activities consist of domestic and European energy trading, marketing, power origination and risk management services operations and the large commercial, industrial and institutional customers under retail electricity contracts.


          Reference is made to the Notes to the Consolidated Financial
        Statements contained in Reliant Resources, Inc.'s Amended Annual
           Report on Form 10-K/A for the year ended December 31, 2001.

                    Reliant Resources, Inc. and Subsidiaries
            Selected Data From Statements of Consolidated Operations
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)


                                                                         Quarter Ended         Twelve Months Ended
                                                                          December 31,             December 31,
                                                                    ----------------------    ----------------------
                                                                       2002         2001         2002         2001
                                                                    ---------    ---------    ---------    ---------
AS REPORTED:

Basic Earnings Per Common Share:
  (Loss) income before cumulative effect of accounting change       $   (0.39)   $    0.11    $    0.76    $    2.00
  Cumulative effect of accounting change, net of tax                       --           --        (0.80)        0.01
                                                                    ---------    ---------    ---------    ---------
  Net (loss) income                                                 $   (0.39)   $    0.11    $   (0.04)   $    2.01

Diluted Earnings Per Common Share:
  (Loss) income before cumulative effect of accounting change       $   (0.39)   $    0.11    $    0.76    $    2.00
  Cumulative effect of accounting change, net of tax                       --           --        (0.80)        0.01
                                                                    ---------    ---------    ---------    ---------
  Net (loss) income                                                 $   (0.39)   $    0.11    $   (0.04)   $    2.01

  Weighted Average Common Shares Outstanding (in thousands):
  - Basic                                                             290,443      291,657      289,953      277,144
  - Diluted                                                           290,443      291,985      291,481      277,473

OPERATING (LOSS) INCOME BY SEGMENT :

  Retail Energy                                                     $  32,824    $     478    $ 523,494    $ (12,754)
  Wholesale Energy                                                   (119,955)     (13,353)     121,206      899,240
  European Energy                                                       8,124       32,788      111,195       55,887
  Other Operations                                                     (3,386)     (17,562)     (57,187)    (180,614)
                                                                    ---------    ---------    ---------    ---------

  Total                                                             $ (82,393)   $   2,351    $ 698,708    $ 761,759
                                                                    =========    =========    =========    =========

(LOSS) EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT:

  Retail Energy                                                     $  30,933    $     489    $ 519,739    $ (12,705)
  Wholesale Energy                                                    (99,084)     (21,454)     164,929      907,537
  European Energy                                                      15,246       33,587      125,490      113,276
  Other Operations                                                    (24,497)     (10,550)     (79,622)    (157,979)
                                                                    ---------    ---------    ---------    ---------

  Total                                                             $ (77,402)   $   2,072    $ 730,536    $ 850,129
                                                                    =========    =========    =========    =========


    Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Amended Annual Report on
               Form 10-K/A for the year ended December 31, 2001.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)




RETAIL ENERGY SEGMENT                                                                RETAIL ENERGY
                                                            -------------------------------------------------------------------
                                                              Quarter Ended December 31,       Twelve Months Ended December 31,
                                                            ------------------------------     --------------------------------
                                                                2002              2001              2002              2001
                                                            ------------      ------------     ------------     ---------------
RESULTS OF OPERATIONS:
  Operating Revenues                                        $        983      $         35     $      4,201      $        114
  Trading Margins                                                      2                45              152                74
                                                            ------------      ------------     ------------      ------------
Revenues                                                             985                80            4,353               188
                                                            ------------      ------------     ------------      ------------
Operating Expenses:
  Purchased power                                                    792                 3            3,225                 4
  Accrual for payment to CenterPoint Energy, Inc.                     39                --              128                --
  Operation and maintenance                                           33                38              204               110
  General and administrative                                          80                36              246                76
  Depreciation and amortization                                        8                 3               26                11
                                                            ------------      ------------     ------------      ------------
    Total                                                            952                80            3,829               201
                                                            ------------      ------------     ------------      ------------
Operating Income (Loss)                                               33                --              524               (13)
                                                            ------------      ------------     ------------      ------------
    Other non-operating (loss) income                                 (2)               --               (4)               --
                                                            ------------      ------------     ------------      ------------
Earnings (Loss) Before Interest and Taxes                   $         31      $         --     $        520      $        (13)
                                                            ============      ============     ============      ============
TRADING MARGINS REALIZED AND UNREALIZED:
Realized                                                    $         38      $          1     $        158      $          1
Unrealized                                                           (36)               44               (6)               73
                                                            ------------      ------------     ------------      ------------
                                                            $          2      $         45     $        152      $         74
                                                            ============      ============     ============      ============
RETAIL ENERGY OPERATING DATA:
GWh Sales data (1):
  Residential                                                      3,877                             20,932
  Small commercial                                                 2,682                             12,708
  Large commercial, industrial and institutional                   7,078                             24,818
                                                            ------------                       ------------
    Total                                                         13,637                             58,458
                                                            ============                       ============
(1) Gigawatt hours

Number of Customers (in thousands):
  Residential                                                                                         1,478
  Small commercial                                                                                      214
  Large commercial, industrial and institutional(2)                                                      24
                                                                                               ------------
    Total                                                                                             1,716
                                                                                               ============

(2) Based on metered locations














          Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)



WHOLESALE ENERGY SEGMENT                                                                WHOLESALE ENERGY
                                                               ----------------------------------------------------------------
                                                                 Quarter Ended December 31,    Twelve Months Ended December 31,
                                                               ------------------------------  --------------------------------
                                                                   2002              2001           2002              2001
                                                               ------------      ------------  -------------      -------------
RESULTS OF OPERATIONS:
  Operating Revenues                                           $        987      $        580   $      6,540      $      5,373
  Trading Margins                                                        (5)               28            126               305
                                                               ------------      ------------   ------------      ------------
Revenues                                                                982               608          6,666             5,678
                                                               ------------      ------------   ------------      ------------
Operating Expenses:
  Fuel and cost of gas sold                                             258               125          1,086             1,576
  Purchased power                                                       510               322          4,196             2,494
  Operation and maintenance                                             166                90            579               332
  General, administrative and development                                79                56            347               259
  Depreciation and amortization                                          89                28            337               118
                                                               ------------      ------------   ------------      ------------
    Total                                                             1,102               621          6,545             4,779
                                                               ------------      ------------   ------------      ------------
Operating (Loss) Income                                                (120)              (13)           121               899
                                                               ------------      ------------   ------------      ------------
  Income (loss) from equity investments of
    unconsolidated subsidiaries                                           7                (9)            18                 6
  Income (loss) from investments                                         --                --             (1)               (1)
  Other non-operating income                                             14                 1             27                 4
                                                               ------------      ------------   ------------      ------------
(Loss) Earnings Before Interest and Taxes                      $        (99)     $        (21)  $        165      $        908
                                                               ============      ============   ============      ============
WHOLESALE ENERGY MARGINS BY COMMODITY:
Power                                                          $        221      $        195   $      1,272      $      1,432
Gas                                                                      (6)               36            113               228
Oil                                                                      (1)                2              1                14
Other Commodities                                                        --                (4)            (2)                2
Enron Reserves                                                           --               (68)            --               (68)
                                                               ------------      ------------   ------------      ------------
                                                               $        214      $        161   $      1,384      $      1,608
                                                               ============      ============   ============      ============
WHOLESALE ENERGY MARGINS BY ACTIVITY:
Power Generation                                               $        219      $        133   $      1,258      $      1,303
Trading, Marketing and Risk Management                                   (5)               28            126               305
                                                               ------------      ------------   ------------      ------------
                                                               $        214      $        161   $      1,384      $      1,608
                                                               ============      ============   ============      ============
TRADING, MARKETING AND RISK MANAGEMENT MARGINS
  REALIZED AND UNREALIZED:

Realized                                                       $         (4)     $        (74)  $        149      $        182
Unrealized                                                               (1)              102            (23)              123
                                                               ------------      ------------   ------------      ------------
                                                               $         (5)     $         28   $        126      $        305
                                                               ============      ============   ============      ============
WHOLESALE ENERGY OPERATING DATA:

TRADING, MARKETING AND RISK MANAGEMENT ACTIVITY(1):
Natural gas Bcf volume(2)                                               524               941          3,449             3,265
Oil Trading Revenues (000's Bbls)(3)                                     --               644            758             2,760
Wholesale Power Sales (000's Mwh)(2)                                 62,093            77,359        306,425           222,907

POWER GENERATION ACTIVITY:
Wholesale Power Sales (000's Mwh)(2)                                 23,506            14,324        129,358            63,298

Revenues per Mwh                                               $      37.34      $      38.15   $      44.79      $      81.78

(1) Excludes financial transactions
(2) Includes physical contracts not delivered
(3) Excludes physical contracts not delivered

VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

    As of December 31,                                         $         10      $          9   $         10      $          9
    Twelve Months Ended December 31:
             Daily Average                                                7                 7              8                 7
             Daily High                                                  11                15             17                18
             Daily Low                                                    5                 4              4                 2




          Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.

                    Reliant Resources, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Million of Dollars)
                                   (Unaudited)




EUROPEAN ENERGY SEGMENT                                                           EUROPEAN ENERGY
                                                          --------------------------------------------------------------------
                                                            Quarter Ended December 31,        Twelve Months Ended December 31,
                                                          ------------------------------     ---------------------------------
                                                              2002              2001              2002              2001
                                                          ------------      ------------     -------------      --------------
RESULTS OF OPERATIONS:
  Operating Revenues                                      $        164      $        149      $        611      $        623
  Trading Margins                                                   11               (15)               21                (9)
                                                          ------------      ------------      ------------      ------------
Revenues                                                           175               134               632               614
                                                          ------------      ------------      ------------      ------------
Operating Expenses:
  Fuel                                                             102               106               357               400
  Purchased power                                                   16                (6)              (40)               11
  Operation and maintenance                                         31               (26)              117                30
  General and administrative                                         3                 8                29                41
  Depreciation and amortization                                     15                19                58                76
                                                          ------------      ------------      ------------      ------------
    Total                                                          167               101               521               558
                                                          ------------      ------------      ------------      ------------
Operating Income                                                     8                33               111                56
                                                          ------------      ------------      ------------      ------------
  Income from equity investments of
   unconsolidated subsidiaries                                       5                --                 5                51
  Other non-operating income                                         2                 1                10                 6

                                                          ------------      ------------      ------------      ------------
Earnings Before Interest and Taxes                        $         15      $         34      $        126      $        113
                                                          ============      ============      ============      ============
EUROPEAN ENERGY MARGINS BY ACTIVITY:
Power Generation                                          $         46      $         49      $        294      $        212
Trading, Marketing and Risk Management                              11                 2                21                 8
Enron Reserves                                                      --               (17)               --               (17)
                                                          ------------      ------------      ------------      ------------
                                                          $         57      $         34      $        315      $        203
                                                          ============      ============      ============      ============
TRADING, MARKETING AND RISK MANAGEMENT MARGINS
REALIZED AND UNREALIZED:
Realized                                                  $         17      $         (5)     $         22      $          1
Unrealized                                                          (6)              (10)               (1)              (10)
                                                          ------------      ------------      ------------      ------------
                                                          $         11      $        (15)     $         21      $         (9)
                                                          ============      ============      ============      ============
EUROPEAN ENERGY OPERATING DATA:
Trading, Physical Power Sales (000's MWH)                       19,224            10,591            71,660            25,232
Power Generation Power Sales (000's MWH)                         4,596             4,459            17,794            16,344
Revenues per Mwh                                          $      28.16      $      25.88      $      27.29      $      26.34


OTHER OPERATIONS SEGMENT                                                           OTHER OPERATIONS
                                                          --------------------------------------------------------------------
                                                            Quarter Ended December 31,        Twelve Months Ended December 31,
                                                          ------------------------------     ---------------------------------
                                                             2002               2001               2002             2001
                                                          ------------      ------------     -------------      --------------
RESULTS OF OPERATIONS:

Operating Revenues                                        $         --      $          2      $          3      $         11
Operating Expenses:
    Operation and maintenance                                       (1)                6                 3                21
    General and administrative                                      (1)               (3)               42               128
    Depreciation and amortization                                    5                17                15                42
                                                          ------------      ------------      ------------      ------------
      Total                                                          3                20                60               191
                                                          ------------      ------------      ------------      ------------
Operating Loss                                                      (3)              (18)              (57)             (180)
                                                          ------------      ------------      ------------      ------------
    (Loss) income from investments                                 (27)                7               (23)               23
    Other non-operating income (loss)                                6                --                --                (1)
                                                          ------------      ------------      ------------      ------------
Loss Before Interest and Taxes                            $        (24)     $        (11)     $        (80)     $       (158)
                                                          ============      ============      ============      ============


          Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Amended Annual Report on
                Form 10-K/A for the year ended December 31, 2001.

                    Reliant Resources, Inc. and Subsidiaries
                         Consolidated Trading Activities
                              (Million of Dollars)
                                   (Unaudited)



                                                                    Quarter Ended December 31,    Twelve Months Ended December 31,
                                                                  ----------------------------------------------------------------
                                                                       2002              2001         2002              2001
                                                                  ------------      ------------  --------------      ------------

CONSOLIDATED TRADING, MARKETING AND RISK MANAGEMENT MARGINS
   REALIZED AND UNREALIZED:
Realized                                                          $         51      $        (78)  $         329      $        184
Unrealized                                                                 (43)              136             (30)              186
                                                                  ------------      ------------   -------------      ------------
                                                                  $          8      $         58   $         299      $        370
                                                                  ============      ============   -============      ============

COMBINED VALUE AT RISK ANALYSIS:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)



         As of December 31,                                       $         18      $         27    $         18      $         27
         Twelve Months Ended December 31:
                  Daily Average                                             15                14              17                 9
                  Daily High                                                21                27              29                27
                  Daily Low                                                 11                 7              11                 3





                                    (CHART)






          Reference is made to the Notes to the Consolidated Financial Statements contained in Reliant Resources, Inc.'s Amended Annual Report on Form 10-K/A for the year ended December 31, 2001.



FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 207-3042